UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the

SECURITIES EXCHANGE ACT OF 1934

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Date of Report (Date of earliest event reported): January 26, 2018

ALGAE RESOURCE HOLDINGS INC

(Exact Name of Registrant as Specified in Charter)

Nevada	333-199029	98-1190597
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Suite 1609, Jie Yang Building, 271 Lockhart Road, Wanchai, Hong Kong	N/A
(Address of principal executive offices)	(Zip code)

Registrant's telephone number, including area code:	Tel: +852 2989 0251 Fax: +852 2149 7094

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities

On January 26, 2018, the Company sold and issued 100,000 shares of its Common Stock at the price of $1.5 per share, raising $150,000 which shall be used as working capital and repayment of debts in the Company.

SIGNATURES

Date: January 30, 2018	ALGAE RESOURCE HOLDINGS INC.

By: /s/ Daobing Song
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Name: Daobing Song
Title: President, Chief Executive Officer, Director